UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 22, 2009

Eagle Materials Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12984	75-2520779
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd., Suite 1100, Dallas, Texas	75219
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number including area code: (214) 432-2000

Not Applicable

(Former name or former address if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On October 22, 2009, Eagle Materials Inc., a Delaware corporation (“Eagle”), announced its results of operations for the quarter ended September 30, 2009. A copy of Eagle’s earnings press release announcing these results is being furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In the press release, as part of the comparison of the current quarter’s earnings to Eagle’s earnings in the same quarter of the prior fiscal year, Eagle excludes from the prior year’s earnings the after-tax gain on the disposition of certain company assets (rail cars). This non-GAAP financial measure adjusts for a factor that is unusual and not part of Eagle’s business operations, and is presented in the context of the comparison between the two periods using the financial measure prepared in accordance with GAAP. Eagle’s management believes the presentation of this non-GAAP financial measure provides useful information to investors regarding Eagle’s ongoing business performance; however, Eagle cautions investors to consider this non-GAAP financial measure in addition to, and not as a substitute for, the financial measure prepared in accordance with GAAP.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description

99.1	Earnings Press Release dated October 22, 2009 issued by Eagle Materials Inc. (announcing quarterly operating results)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/S/ D. CRAIG KESLER
D. Craig Kesler
Executive Vice President – Finance and Administration and Chief Financial Officer

Date: October 22, 2009

EXHIBIT INDEX

Exhibit Number	Description

99.1	Earnings Press Release dated October 22, 2009 issued by Eagle Materials Inc. (announcing quarterly operating results)